EXHIBIT 99.1



               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

         This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Lease. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease.

1.1      LANDLORD'S ADDRESS: AG METROPOLITAN ENDO, L.L.C.
                                    c/o Angelo Gordon & Co.
                                    245 Park Avenue, 26th Floor
                                    New York, New York 10167
                                    Attn: Mr. Adam Schwartz
                                    Facsimile: (212) 867-5436


         with a copy to:            Metropolitan Realty Associates
                                    1000 Stewart Avenue, Suite 120
                                    Garden City, New York 11530
                                    Attn: Mr. Joseph Farkas
                                    Facsimile: (516) 222-2619

         with an additional         Duval & Stachenfeld LLP
         copy to:                   300 East 42nd Street
                                    New York, NY 10017
                                    Attn: Terri Adler, Esq.
                                    Facsimile: (212) 883-8883

1 .2     TENANT'S ADDRESS:          Lifetime Brands, Inc.
                                    One Merrick Avenue
                                    Westbury, New York 11690-6601
                                    Attn:   Ronald Shiftan
                                    Facsimile:       516-683-6116

         with a copy to:            Nixon Peabody LLP
                                    990 Stewart Avenue
                                    Garden City, NY 11530
                                    Attn:  Denise Pursley
                                    Facsimile:  (866) 947-2028

1.3 PREMISES: The portion of the building located at Section 44, Block D, Lot 0335 on the Tax Map of Nassau County commonly known as 1000 Stewart Avenue, Garden City, New York (the "BUILDING") identified as Suites 100, 300, 500 and 600 and the entire 4th floor, including, but not limited to, the separate entrance and lobby thereto on Stewart Avenue, and the 4th floor roof terrace ("4TH FLOOR ROOF TERRACE"), (all as more particularly shown on Exhibit A-1 annexed hereto), and all improvements thereto (collectively, the "PREMISES"). Suite 100, consisting of 45,301 rentable square feet, is referred to herein as the "WAREHOUSE SPACE" and Suites 300, 500 and 600 and the entire 4th floor, collectively consisting of 69,173 rentable square feet, are collectively referred to herein as the "OFFICE/RESEARCH SPACE." The Building is a portion of the project (the "PROJECT") which includes the Building and the office building located at 500 Endo Boulevard, Garden City, New York, and the Common Areas (as hereinafter defined), as more particularly shown on Exhibit A-2 annexed hereto, and any other improvements thereon. Any discrepancies between Exhibits A-1 and A-2 will be resolved in favor of Exhibit A-1. The parties agree that the aggregate square footage of the Project is 186,500 rentable square feet.

1.4 COMMENCEMENT DATE: Upon fifteen (15) days after Tenant's receipt of written notice of (i) substantial completion of Landlord's Work (as defined in Exhibit B-1 and Tenant's Work (as defined in Exhibit B-2); and (ii) Tenant's receipt of a temporary or permanent certificate of occupancy/completion for the Premises (the "COMMENCEMENT DATE"). (Landlord's Work and Tenant's Work are sometimes hereinafter referred to collectively as the "Work"). The Work shall be deemed substantially completed notwithstanding the fact that (a) minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed or (b) portions of the Work have not been completed because, among other reasons, under good construction scheduling practice such work should be done after still uncompleted finishing or other work to be done by or on behalf of Tenant is completed; provided, however, that Tenant shall be able to conduct its business in the Premises notwithstanding such uncompleted Work items. In addition, the date Work shall be deemed substantially completed shall be accelerated one day for each day of Tenant Delay (as defined in Exhibit B-1).

1.5 LEASE EXPIRATION DATE: The Fifteenth Lease Year (as hereinafter defined).

1.6 ANNUAL AND MONTHLY RENT:




                                                         WAREHOUSE SPACE

           YEAR DURING TERM                           ANNUAL RENT                           MONTHLY RENT
           ----------------                           -----------                           ------------
First Lease Year                                       $441,684.75                             $36,807.06
Second Lease Year                                      $453,278.97                             $37,773.25
Third Lease Year                                       $465,290.87                             $38,774.24
Fourth Lease Year                                      $477,504.75                             $39,792.06
Fifth Lease Year                                       $490,039.25                             $40,836.60
Sixth Lease Year                                       $502,902.78                             $41,908.57
Seventh Lease Year                                     $516,103.98                             $43,008.67
Eight Lease Year                                       $529,651.71                             $44,137.64
Ninth Lease Year                                       $543,555.07                             $45,296.26
Tenth Lease Year                                       $557,823.39                             $46,485.28
Eleventh Lease Year                                    $572,466.25                             $47,705.52
Twelfth Lease Year                                     $587,493.49                             $48,957.79
Thirteenth Lease Year                                  $602,915.19                             $50,242.93
Fourteenth Lease Year                                  $618,741.72                             $51,561.81
Fifteenth Lease Year                                   $634,983.69                             $52,915.31


                                                     OFFICE/RESEARCH SPACE
                                                     ---------------------

           YEAR DURING TERM                           ANNUAL RENT                           MONTHLY RENT
           ----------------                           -----------                           ------------
First Lease Year                                      $1,487,219.50                           $123,934.96
Second Lease Year                                     $1,526,259.01                           $127,188.25
Third Lease Year                                      $1,566,323.31                           $130,526.94
Fourth Lease Year                                     $1,607,439.29                           $133,953.27


                                       ii

           YEAR DURING TERM                           ANNUAL RENT                           MONTHLY RENT
           ----------------                           -----------                           ------------
Fifth Lease Year                                      $1,649,634.58                           $137,469.55
Sixth Lease Year                                      $1,692,937.48                           $141,078.12
Seventh Lease Year                                    $1,737,377.09                           $144,781.42
Eight Lease Year                                      $1,782,983.24                           $148,581.94
Ninth Lease Year                                      $1,829,786.55                           $152,482.21
Tenth Lease Year                                      $1,877,818.45                           $156,484.87
Eleventh Lease Year                                   $1,927,111.18                           $160,592.60
Twelfth Lease Year                                    $1,977,697.85                           $164,808.15
Thirteenth Lease Year                                 $2,029,612.42                           $169,134.37
Fourteenth Lease Year                                 $2,082,889.74                           $173,574.15
Fifteenth Lease Year                                  $2,137,565.60                           $178,130.47


                                                           PREMISES
                                                           --------

           YEAR DURING TERM                           ANNUAL RENT                           MONTHLY RENT
           ----------------                           -----------                           ------------
First Lease Year                                      $1,928,904.25                            $160,742.02
Second Lease Year                                     $1,979,537.98                            $164,961.50
Third Lease Year                                      $2,031,614.18                            $169,301.18
Fourth Lease Year                                     $2,084,944.04                            $173,745.34
Fifth Lease Year                                      $2,139,673.83                            $178,306.15
Sixth Lease Year                                      $2,195,840.26                            $182,986.69
Seventh Lease Year                                    $2,253,481.07                            $187,790.09
Eight Lease Year                                      $2,312,634.95                            $192,719.58
Ninth Lease Year                                      $2,373,341.62                            $197,778.47
Tenth Lease Year                                      $2,435,641.84                            $202,970.15
Eleventh Lease Year                                   $2,499,577.43                            $208,298.12
Twelfth Lease Year                                    $2,565,191.34                            $213,765.95
Thirteenth Lease Year                                 $2,632,527.61                            $219,377.30
Fourteenth Lease Year                                 $2,701,631.46                            $225,135.96
Fifteenth Lease Year                                  $2,772,549.29                            $231,045.77


1.7 PERMITTED USE: Subject to the terms herein provided, the Premises shall be used for any lawful purpose. Landlord acknowledges that Tenant intends to use the Premises for the following purposes ("TENANT'S INTENDED USE"), although Tenant reserves the right to change its use as permitted hereunder:

         o        sample  storage,   traditional  storage,  photography  studio,
                  facilities maintenance office

         o        general  and   executive   offices   information   technology,
                  cafeteria, research and development, graphics

         o        laboratory

Under no circumstances shall Tenant or any of its assigns or sublessees use any portion of the Premises for the following purposes (each a "PROHIBITED USE"), and Landlord shall not allow any portion of the Building to be used for any Prohibited Use: (a) a restaurant, bar or for the sale of food or beverages; (b) photographic reproductions (except as to Tenant's products, as opposed to a photography studio serving third parties) and/or offset printing; (c) an employment or travel agency; (d) a school or classroom; (e) medical or psychiatric offices; (f) conduct of an auction; (g) gambling activities; (h) conduct of obscene, pornographic or other disreputable activities; (i) offices of an agency, department or bureau of the United States government, any state or municipality within the United States within the United States or any foreign government, or any political subdivision of any of them, (j) offices of any charitable, religious, union or other not-for-profit organization, (k) offices of any tax exempt entity within the meaning of section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto; (l) a "boiler room" operation as such term is understood in the securities business or a financial services business that is not a member of the New York Stock exchange; (m) a drug, alcohol, abortion or similar clinic; or
(n) any use inconsistent with the first class nature of the Project.

Landlord will reasonably cooperate with Tenant and post office officials so that "1000 Stewart Avenue" will be exclusively the address of Tenant provided that street addresses on Stewart Avenue will be available to assign to all other tenants in the Project.

1.8 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Citibank, N.A. or, if Citibank, N.A. ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in New York, as its "prime rate", `best rate", or "reference rate", plus three percent (3%); or (b) the maximum rate permitted by law.

1.9 LEASE YEAR: The first "Lease Year" shall be the period commencing on the Commencement Date and ending on the last day of the month in which shall occur the one (1) year anniversary thereof. Each subsequent "Lease Year" shall be the one (1) year period thereafter, except that the last, or fifteenth, "Lease Year" shall be the last one (1) year and one hundred twenty (120) day period.

                                LIST OF EXHIBITS

A-1      Description of Premises
A-2      Description of Project
B-1      Landlord's Base Building Work
B-2      Tenant's Work
C        Declaration of Restrictions
D        PILOT Agreement
E        Signage/Dumpster Diagram
F        Cleaning Schedule
G        Rules and Regulations
H        Subordination, Nondisturbance and Attornment Agent
I        Parking Diagram
J        IDA Compliance Agreement

                                      LEASE

         This LEASE ("LEASE"), which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference, is made as of the ____ day of May, 2006, by and between AG METROPOLITAN ENDO, L.L.C., a Delaware limited liability company ("LANDLORD"), and LIFETIME BRANDS, INC., a Delaware corporation ("TENANT").

1. LEASE OF PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party. The Premises are demised and let subject to (a) the existing state of title as of the Effective Date, (b) any state of facts which an accurate survey or physical inspection of the Premises, Building and the Project might show, and (c) all laws, rules, ordinances and regulations of any applicable governmental authority or body, including, without limitation, environmental laws (collectively, "LAWS", all without representation or warranty by Landlord (except as specifically set forth otherwise in this Lease).

1.2 LANDLORD REPRESENTATION. Landlord represents to Tenant the following:

         (a) The Town of Hempstead Industrial Development Agency ("IDA") owns fee title to the Project, and has leased the Project to Landlord pursuant to that certain Lease Agreement dated August 1, 2005 between the IDA, as lessor, and Landlord, as lessee (the "IDA MASTER LEASE");

         (b) Landlord has obtained Leasehold title insurance as to the Project, which title is insured by First American Title Insurance Company of New York pursuant to Title Policy No. 43008-128856 dated August 18, 2005;

         (c) Landlord is a Delaware limited liability company, duly organized and validly existing under the laws of the State of Delaware, and in good standing under the laws of the State of New York, and full legal right, power and authority to execute, deliver, and perform this Lease. This Lease has been duly authorized, executed and delivered to Tenant;

         (d) This Lease complies with the requirements of the following documents all of which are dated as of August 1, 2005, between the IDA and
Landlord: the IDA Master Lease, the Environmental Compliance and Indemnification Agreement, Payment-in-Lieu-of-Taxes ("PILOT") Agreement, Mortgages and Assignment of Leases and Rents (collectively, the "IDA Documents");

         (e) To Landlord's knowledge and belief, this Lease and Tenant's Intended Use is not violative of the terms of that certain Declaration of Restrictions, dated October 1, 2001, a copy of which is attached hereto as Exhibit C ("DUPONT C & R's");

         (f) Landlord will not default under the IDA Documents to the extent within Landlord's reasonable control, and to the extent Tenant would be materially prejudiced by such default;

         (g) The Premises will be free of asbestos as of the Commencement Date; and

         (h) For so long as Tenant or its permitted assigns or sublessees are occupying the first floor portion of the Premises, Landlord will not lease to a third party the utility room located immediately adjacent to the Warehouse Space in the first floor of the Building.

1.3 IDA APPROVAL. This Lease is subject to the written approval of the IDA (the "IDA APPROVAL") pursuant to the IDA Master Lease. Landlord shall diligently pursue IDA Approval and provide Tenant with a copy of the IDA Approval promptly upon receipt. In the event the IDA Approval is not obtained prior to the date which is forty-five (45) days after the Effective Date (as defined in Section 2(a)), either party may terminate this Lease upon written notice and thereafter the Lease shall be of no further force and effect.

1.4 TENANT REPRESENTATION. Tenant represents to Landlord the following:

         (a) Tenant is a Delaware corporation, duly organized and validly existing under the laws of the State of Delaware, and in good standing under the laws of the State of New York, and full legal right, power and authority to execute, deliver, and perform this Lease. Upon delivery of the documents referred to in Section 1.4(b), this Lease will have been duly authorized, executed and delivered to Landlord;

         (b) Tenant shall deliver to Landlord a duly authorized resolution of its Board of Directors, and a secretary's certificate certifying same, approving this Lease, all of which documents shall be in form reasonably acceptable to Landlord, prior to the date which is fifteen (15) days after the Effective Date, failing which Landlord may terminate this Lease and thereafter this Lease shall be of no further force and effect.

2. TERM.

         (a) This Lease shall be effective upon the date first above written (the "EFFECTIVE DATE"). The term of this Lease (the "TERM") shall commence upon the Commencement Date and shall expire on the Lease Expiration Date, unless sooner terminated. Landlord shall deliver possession of the Premises on the Commencement Date;

         (b) The parties will diligently and in good faith proceed to approve Tenant Working Drawings (as defined in Exhibit B-2) on or before the day which is ninety (90) days after the Effective Date and will comply with the timelines set forth in Exhibit B-2. If for any reason other than Tenant's Delay (as defined in Exhibit B-2) or Force Majeure Delays (as defined in Section 28.9) (collectively, "LANDLORD DELAY"), Landlord shall be unable to (1) give possession of any portion of the Premises in the condition required under this Lease; and (2) substantially complete the renovation of the Building, including, but not limited to, the Common Areas, parking areas and landscaping (but not including premises intended for use by other tenants or which if not substantially complete, would not materially affect the conduct of Tenant's business in the Premises) by the date which is one hundred five (105) days after the parties' approval of Tenant Working Drawings, Tenant shall, in addition to, any other abatement of rent provided for in this Lease, receive a one (1) day abatement of rent for each day of Landlord's Delay up to and including February 28, 2006, and thereafter Tenant shall receive a two (2) day abatement of rent. In the event Landlord fails to deliver the Premises and the Building as provided in the foregoing sentence by March 31, 2007, Tenant may elect upon twenty (20) days prior written notice to Landlord to terminate this Lease and thereafter this Lease shall be of no further force and effect, except that Landlord may cure said failure within said twenty (20) day period and thereby vitiate Tenant's notice to terminate the Lease. Tenant's failure to timely elect to terminate the Lease shall constitute a waiver of Tenant's right to terminate the Lease and shall also automatically terminate the rent abatement referred to in this Section 2(b). Notwithstanding the foregoing, (i) no abatement of rent will apply for the period beginning December 7, 2006 through and including January 5, 2007, and (ii) Tenant will not be obligated to accept possession of the Premises whereby the Commitment Date would occur between December 7, 2006 and January 5, 2007;

         (c) If delay in possession is due to Tenant's Delay, there shall be no extension of the Commencement Date and no abatement of rent as referred to in this Section 2, and the Rent shall commence on the date that the Commencement Date would have occurred, but for the Tenant's Delay; and

         (d) If permission is given to Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay Rent for such occupancy. Notwithstanding the immediately preceding sentence, Tenant shall have access to the Premises during the construction of the Work, upon prior notice to Landlord and in accordance with reasonable conditions established by Landlord, for installation of Tenant's communication systems and computer wiring, furniture, fixtures, and equipment without the commencement of Tenant's rent obligation, provided that such access or installation does not cause a delay in the Work. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223(a), New York Real Property Law.

3. RENT.

3.1 ANNUAL AND MONTHLY RENT. Tenant agrees to pay Landlord, as rent for the Premises, the Annual Rent designated in Section 1.6 of the Summary. The Annual Rent shall be paid by Tenant in twelve (12) equal monthly installments of "Monthly Rent" in the amounts designated in Section 1.6 of the Summary, without setoff or deduction except as specified elsewhere in this Lease, in advance on the first day of each and every calendar month commencing upon the Commencement Date. Monthly Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month. Notwithstanding the foregoing, Annual Rent hereunder shall be abated for the first one hundred and twenty (120) days of the Term as to the entire Premises, and Annual Rent as to a portion of Suite 300 shall be abated in the sum of $7,449.75 per month for the first twelve (12) months of the Term (each a "RENT ABATEMENT PERIOD").

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Annual Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word "RENT" in this Lease shall include the Annual Rent and such additional rent unless the context specifically or clearly implies that only the Annual Rent is referenced. The Annual Rent and additional rent shall be paid to Landlord as provided in
Section 7, without any prior demand therefore and without any deduction or offset except as specified elsewhere in the Lease, in lawful money of the United States of America.

4.       COMMON AREAS.

4.1 GENERAL. As used in this Lease, the term "COMMON AREAS" shall mean the parts of the Project designated by Landlord from time to time for the common use of all tenants, including, among other facilities, parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, restrooms, and other areas and improvements provided by Landlord for the common use of all tenants, all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in a manner consistent with the operation and maintenance of similarly situated first class buildings in Nassau County. Except for the 4th Floor Terrace, Landlord reserves the right to reasonably change from time to time the dimensions and location of the Common Areas, as well as the location, dimensions, identity and type of any building within the Project (other than the Building) and to construct additional buildings or additional stories on existing buildings or other improvements in the Project, and to eliminate buildings (other than the Building) from the Project. In the event Landlord expands buildings, Tenant's Share of Real Property Taxes as such term is defined in Section 5.1(b)(ii)
below shall be decreased to reflect the actual proportionate share. In the event Landlord eliminates buildings, Tenant's Share of Real Property Taxes will not be increased thereby. Except for the 4th Floor Terrace of which Tenant shall have exclusive use thereof, Tenant and its employees, customers, subtenants, licensees and concessionaires shall have the non-exclusive right and license to use the Common Areas as constituted from time to time, such use to be in common with Landlord, other tenants of the Project and other persons permitted by Landlord to use the same. Landlord may temporarily close any part of the Common Areas for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights thereto or to make repairs or alterations, provided that at all times Tenant shall be provided with reasonable access and parking.

5. REAL PROPERTY TAX PAYMENT.

5.1 TENANT'S REAL PROPERTY TAX PAYMENT.(a) In addition to Rent, Tenant shall pay as additional rent Tenant's Share of Real Property Taxes, but subject to the terms of Section 5.1(c) hereof. Such payment shall hereafter be referred to as "TENANT'S REAL PROPERTY TAX PAYMENT". Landlord may, if it elects, either deliver to Tenant periodic statements of Tenant's Real Property Tax Payment or Landlord may estimate the amount of Tenant's Real Property Tax Payment payable by Tenant for any calendar year or any portion thereof. In the event Landlord elects to estimate Tenant's Real Property Tax Payment for any calendar year or any portion thereof, Landlord shall provide written notice of the estimate of Tenant's Real Property Tax Payment for the applicable calendar year or any portion thereof and the monthly installment due for each month during such calendar year or any portion thereof at least thirty (30) days prior to the date such installments become due and payable. Tenant shall pay to Landlord on the first day of each calendar month during any calendar year or any portion thereof Landlord elects to estimate Tenant's Real Property Tax Payment, the amount of the applicable monthly installments, without demand. Landlord shall, as soon as reasonably possible, but no later than three (3) months following the end of any calendar year or issuance of a tax bill (or its equivalent), determine the actual Tenant's Real Property Tax Payment and provide Tenant with a copy of the actual tax bill for the preceding calendar year or any portion thereof and if Tenant's actual payments of estimated Tenant's Real Property Tax Payments are lesser than Tenant's share of actual Tenant's Real Property Tax Payments for such year or any portion thereof, then Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days from the date of Landlords' notice of deficiency. Alternatively, if Tenant's actual payments of estimated Tenant's Real Property Tax Payments are greater than the actual Tenant's Real Property Tax Payment for such year or any portion thereof, then Landlord shall credit the amount of the surplus against the next accruing installments of Tenant's Real
Property Tax Payment, or refund the surplus to Tenant within thirty (30) days from the date of Landlord's notice if such surplus accrues during the last Lease Year. Landlord's failure to timely deliver a copy of any tax bill (or its equivalent) or determine the actual Tenant's Real Property Tax Payments shall not constitute a waiver of Tenant's obligation to make any such payment, which obligation shall survive the expiration or earlier termination of this Lease.

         (b) (i) As used in this Lease, "REAL PROPERTY TAXES" shall mean all real property taxes and assessments (provided that with respect to a special assessment, only that portion of the assessment payable within a tax year shall be deemed Real Property Taxes for such tax year) water and sewer rents and charges, any similar impositions in lieu of other impositions now or previously within the definition of real property taxes or assessments, all other government charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, for periods covering the Term, imposed upon or assessed against the entire Project (including, without limitation, the Building); taxes (exclusive of federal, state or other income taxes and franchise taxes estate, inheritance, succession, capital stock, transfer or mortgage recording tax)) such as rent taxes, gross receipts taxes and sales taxes based on rents and other amounts, whether assessed against the Landlord or third parties and attributable to the Project shall only be deemed Real Property Taxes if, due to any change in the method of taxation, any such rent taxes, gross receipts taxes and sales taxes based on rents and other amounts shall be substituted for, or


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

levied against Landlord or the Project in lieu of, any real estate taxes. Notwithstanding anything to the contrary herein, the term "Taxes" shall not include any increases in Taxes resulting from Landlord's redevelopment of the Project or construction of new buildings, and Tenant shall not be obligated to pay such increases.

                  (ii)  To  the  extent   and  for  so  long  as  that   certain
Payment-in-Lieu-of-Tax Agreement dated as of August 1, 2005 (the "PILOT Agreement") between Landlord and the Town of Hempstead Industrial Development Agency (the "IDA") shall be in effect, Real Property Taxes shall mean the payments required under the PILOT Agreement. A copy of the PILOT Agreement is attached hereto as Exhibit D. If at any time during the Term under the laws of the United States, or the state, county, municipality, or any political subdivision thereof in which the Premises is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord hereunder or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered "Real Property Taxes" for purposes of this Section, and shall be payable in full by Tenant.

                  (iii) The term "TENANT'S SHARE OF REAL PROPERTY TAXES" shall mean 61.38%.

                  (iv) Pursuant to the PILOT Agreement, commencing with the 2006/2007 school tax year and the 2007 general tax year, the following shall constitute the Tenant's Share of Real Property Taxes, payable by Tenant pursuant to the terms of this Lease:

                     Lease Year            Amount
                     ----------            ------
                          1           $247,044.06
                          2           $247,044.06
                          3           $247,044.06
                          4           $254,340.72
                          5           $264,764.52
                          6           $275,188.32
                          7           $286,654.50
                          8           $298,120.68
                          9           $312,714.00
                         10           $328,352.85
                         11           $345,027.78
                         12           $362,748.24
                         13           $380,439.50
                         14           $399,231.54
                         15           $419,036.76

         (c) Landlord acknowledges that the existence of the PILOT Agreement is a material inducement to Tenant entering into this Lease Agreement, and that in the event the PILOT Agreement is not in effect for any reason during the initial Term hereof except Tenant's default under the IDA Compliance Agreement (except to the extent, however, that Tenant's Intended Use is determined to constitute such a default), then Tenant's Share of Real Property Taxes shall be calculated as if the PILOT Agreement were still in effect, and Landlord shall be responsible to pay to the applicable taxing authority the difference, if any, in the Real Property Taxes due under the PILOT Agreement and the Real Property Taxes assessed against the entire Project without giving effect to the PILOT Agreement.

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

6. USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.7 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever, including without limitation a Prohibited Use. Except for the 4th Floor Terrace in no event shall Tenant use any area outside the Building other than for pedestrian and vehicular ingress and egress to and from the Premises, other than for parking in the areas currently designated for parking, and other than to perform Tenant's repairs, maintenance and other obligations under this Lease.

6.2 COMPLIANCE WITH LAWS. Tenant shall not use or allow the Premises to be used in violation of any covenants, conditions and restrictions or other agreements affecting the Premises (of which Tenant has received written notice, or of any insurance policy in effect with respect to the Premises of which Tenant has received written notice, or of any Laws or of any certificate of occupancy issued for the Premises. Tenant shall, at its sole cost and expense, observe and comply with, and at all times cause the Premises to comply with, all requirements of any board of fire underwriters or similar body relating to the Premises, and all Laws, contracts, insurance policies and restrictions now or hereafter in force relating to or affecting the Premises and the condition, use, occupancy, alteration and/or improvement thereof, including, without limitation, the provisions of the Americans with Disabilities Act ("ADA" and the Nassau County Board of Health and other applicable agencies as to the operation of a cafeteria); such compliance obligations shall include any and all alterations, replacements, improvements and changes, whether structural or non-structural, unforeseen and/or extraordinary, and regardless of the period of time then remaining in the Lease Term, but only to the extent all or any of the foregoing compliance requirements arise out of Tenant's specific manner of use or occupancy of the Premises, and not industrial, warehouse or office use generally. Tenant acknowledges that its use of the Premises is subject to the DuPont C&R's, and agrees that it shall provide that the use of the Premises by any subtenant or assignee shall be similarly subject to the terms thereof, in addition to the other use requirements and restriction identified in this Lease.

6.3 LANDLORD REPRESENTATIONS. Landlord represents to Tenant that, as of the date hereof, it has not received any written notice that the Premises or the Building are not in compliance with any Laws, including, but not limited to, ADA. Landlord represents and warrants to Tenant that, as of the Commencement Date, those portions of the Common Areas required for Tenant's Intended Use and the Premises shall materially comply with, any covenants, conditions and restrictions or other agreements affecting the Premises which are recorded or as to which Landlord has knowledge, all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, contracts, insurance policies and restrictions in force relating to or affecting the Premises and the condition, use, occupancy, alteration and/or improvement thereof, including, without limitation, the provisions of the ADA.

6.4 NO NUISANCE OR WASTE. Tenant shall not cause, maintain or permit any public or private nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises. Landlord represents, warrants and covenants that Landlord shall not use, keep or permit to be used or kept any foul or noxious gas or substance in any part of the Building, or otherwise allow any nuisance in any part of the Building which would be objectionable to Tenant by reason of noise, odors and/or vibrations pursuant to commercially reasonable standards.

6.5 SIGNS. (a) Tenant shall not install any signs, awnings, canopies or advertisements in, on or about the Premises (other than interior signs in the Building which can not be seen outside the Building) unless Tenant complies with all Laws and obtains approval therefore from all governmental authorities having jurisdiction over the Premises and from Landlord, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of this Section 6.5, Landlord approves the installation by Tenant, at Tenant's sole cost and expense, of the following signs ("TENANT'S SIGNS"): (a) a monument sign fronting

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


Stewart Avenue, and (b) two (2) exterior signs on the upper facade of the Stewart Avenue and Meadowbrook exposures, the location, size, and aesthetics of each of the foregoing subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant agrees to maintain any sign, awning, canopy or advertising matter as may be approved by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, or upon the expiration of Tenant's rights to maintain Tenant's Signs pursuant to this Section 6.5, at Landlord's election, Tenant shall remove all signs, awnings, canopies and advertising installed by or at the direction of Tenant and shall repair any damage to the Premises resulting therefrom all at Tenant's sole cost and expense. If Tenant fails to maintain and/or remove any such approved sign, awning, canopy or advertising and/or fails to repair any such damage, Landlord may do so upon at least twenty (20) days prior written notice to Tenant, and Tenant shall reimburse Landlord for the actual costs incurred by Landlord in performing such work. If, without Landlord's prior written consent, Tenant installs any sign, awning, canopy or advertising, Landlord may upon at least two (2) business days' prior written notice to Tenant, have such item(s) removed and stored and may repair any damage to the Premises at Tenant's expense. All removal, repair and/or storage costs incurred by Landlord pursuant to the foregoing provisions of this Section 6.5 shall bear interest until paid at the Interest Rate specified in Section 1 .9 of the Summary.

         (b) For so long as Tenant has the right to erect and maintain Tenant's Signs under Section 6.5, Landlord shall not install or permit the installation of any other monument sign fronting Stewart Avenue.

         (c) Notwithstanding anything stated herein to the contrary, Landlord shall have the right to maintain "Space for Lease" or similar signs at the locations shown on the diagram annexed hereto as Exhibit "E."

         (d) Tenant's right to install and maintain Tenant's Signs under Section 6.5(a), and the prohibition against additional monument signage fronting Stewart Avenue, shall expire upon the date that (i) Tenant and/or its permitted assignees or sublessees no longer occupy at least 51% of the Building, or (ii) Tenant (i.e., Lifetime Brands, Inc.) no longer occupies at least 51% of the Premises, whichever is earlier.

         (e) Tenant's obligations under this Section 6.5 shall survive the expiration or earlier termination of this Lease.

6.6 HAZARDOUS MATERIALS. Tenant shall at its sole cost and expense, (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term "ENVIRONMENTAL LAW" means any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (A) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater or land), or (B) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises by Tenant, its agents, employees,

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

subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), except in compliance with applicable Environmental Laws. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners and members and their respective partners, members, managers, officers, directors, employees, agents, affiliates, mortgagees, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs, but excluding indirect or consequential damages) (collectively, "CLAIMS") which arise or result from (1) the presence of Hazardous Materials in, on, under or about the Premises, arising out of Tenant's use of the Premises during the Term hereof, and/or (2) Tenant's breach of any of the provisions of this Section 6.6. Except as otherwise expressly stated in this Lease, Tenant acknowledges that Tenant has inspected the Premises, and that Landlord makes no representations or warranties of any kind or nature with respect to the environmental condition of the Premises, including, but not limited to, the accuracy of any such environmental reports, the existence or non-existence of any Hazardous Materials in, on, under or about the Premises or the compliance of the Premises with applicable Environmental Laws. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and freon and other chlorofluorocarbons. The provisions of this Section 6.5 will survive the expiration or earlier termination of this Lease.

6.7      LANDLORD REPRESENTATIONS.  Landlord represents to Tenant the following:

         (a) Landlord has delivered or made available to Tenant copies of all material environmental assessments of the Project which are in Landlord's possession and control.

         (b) As of the date hereof, Landlord has not received any written notice of material non-compliance with any Environmental Law that has not been remediated or will be remediated as of the Commencement Date.

         (c) Landlord has obtained an environmental insurance policy with AIG identified as policy no. PLS 1422800 dated July 5, 2005 (the "AIG POLICY"), a copy of which has been provided to Tenant, and Landlord will add Tenant as an additional insured party thereto prior to the Commencement Date.

6.8 LANDLORD COVENANTS. Landlord covenants and agrees during the Term hereof, at its sole cost and expense, to maintain in full force and effect the AIG Policy with Tenant identified thereon as named additional insured.

6.9 REFUSE AND SEWAGE. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers. Landlord shall, at its sole cost and expense, cause the normal office trash and waste (which does not include laboratory or cafeteria refuse, or cartons) to be removed from the Premises on a daily basis, Tenant agrees to regularly and frequently remove from the Premises all other trash and waste and to deposit same in dumpsters to be supplied by Tenant at its sole cost and expense for Tenant's exclusive use. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall, at its sole cost and expense, retain a refuse removal company reasonably acceptable to Landlord. Tenant shall be entitled to place dumpsters in the locations set forth on Exhibit "C." Tenant shall properly dispose of all sanitary sewage and shall

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

not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions.

7. NOTICES.

Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by facsimile, or registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at each of the addresses designated in Section 1.2 of the Summary, or to Landlord at each of the addresses designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notices shall be deemed received (a) on the date of delivery, with respect to personal deliveries made prior to 5:00 p.m. EST, (b) the next business day, with respect to personal deliveries made after 5:00 p.m. EST and overnight courier or express mailing service deliveries or (c) three (3) business days after delivery, with respect to registered or certified mail.

8. BROKERS.

Each party represents and warrants to the other that, other than CB Richard Ellis and Corporate National Realty LLC (collectively the "BROKER"), no broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all Claims resulting from any breach by Tenant of the foregoing representation, including, without limitation, any Claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all Claims resulting from any breach by Landlord of the foregoing representation, including, without limitation, any Claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease. Landlord shall pay the Broker pursuant to separate agreement.

9. SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in first-class condition and repair, reasonable wear and tear excepted (and any casualty damage which is Landlord's responsibility to repair excepted), with all of Tenant's personal property (and those items, if any, of Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease, with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all Claims resulting from such failure to surrender, including, without limitation, any Claims made by any succeeding tenant based thereon, but not including consequential damages. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Lease Term, then, without waiver of any right on the part of Landlord as a result of Tenant's failure to timely surrender

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

possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all costs, expenses and any other additional rent under this Lease), but at a Monthly Rent equal to the following: (i) for the first thirty (30) days of holdover, one hundred percent (100%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; (ii) for the next ninety (90) days of holdover one hundred fifty percent (150%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; (iii) for any period thereafter, two hundred percent (200%) of the Monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's Monthly Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2.

9.3 NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

10. PERSONAL PROPERTY TAXES.

Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after at least thirty
(30) days written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within thirty (30) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.      REPAIRS.

11.1 TENANT'S REPAIR OBLIGATIONS. Tenant shall at all times take good care of the Premises and the fixtures and appurtenances therein other than structural items and the Building Systems. All damage or injury to the Premises and to such fixtures and appurtenances, including structural items and the Building Systems, caused by Tenant's moving property in and out of the Building or the Premises, or by installation or removal of fixtures, furniture or other property, or from any other action or omission by Tenant, shall be repaired and restored or replaced promptly by Tenant, at its sole cost and expense. All repairs, restorations and replacements shall be in quality and class equal to the original work or installations.

11.2 Warehouse HVAC. The cost of all heating, ventilation and air conditioning systems located within or serving the warehouse space (the "WAREHOUSE SPACE") exclusively (the "WAREHOUSE SPACE HVAC") shall be included in the Base Building Work (as defined in Section .11.6 hereof). Landlord shall deliver the Warehouse Space HVAC in good working order at the Commencement Date. Landlord shall maintain the Warehouse Space HVAC at Tenant's expense, provided the expense is commercially competitive. Landlord shall obtain commercially reasonable warranties or guaranties for the Warehouse Space HVAC. In the event any portion of the Warehouse Space HVAC is required to be replaced, the cost of such replacement up to seventh anniversary of the Commencement Date shall be Landlord's sole obligation; from the date thereafter until the eleventh anniversary of the Commencement Date, Landlord and Tenant shall each be responsible for fifty percent (50%) of the cost of such replacement; from the date thereafter until the end of the initial Term of this Lease, the cost of such replacement shall be

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


prorated between Landlord and Tenant based on the number of Lease Years remaining in the initial Term. The cost of any such replacement during any renewal Term shall be Landlord's sole responsibility

11.3 LANDLORD'S REPAIR AND REPLACEMENT OBLIGATIONS AS TO PREMISES. Except as provided in Sections 11.1 and 11.2 above, Landlord shall at all times keep, maintain, clean, repair, replace and preserve the Project and the improvements, fixtures, appurtenances and equipment thereon in good condition and repair commensurate with other similar commercial projects in the area, including, without limitation, maintaining, repairing and replacing when required all: plumbing, heating, air conditioning, electrical and mechanical fixtures and systems, water and sewer lines (collectively, the "BUILDING SYSTEMS"), the Common Areas, elevators, sprinkler systems, roofs, foundations, and exterior walls of the Buildings, driveways, walkways, parking lots, fencing, signs, rail spur areas, lawns, and landscaping, Landlord shall, in addition, supply reasonable snow and ice removal for the walkways and parking areas of the Project.

11.4 LANDLORD'S CURE OPTION. If Tenant fails to make repairs, restorations or replacements as required under Section 11.1, the same may be made by Landlord after at least twenty (20) days prior written notice to Tenant (except in the case of an emergency), at Tenant's expense, and the amounts spent by Landlord (together with interest thereon at the Interest Rate, from the date of Landlord's expenditure through the date of Tenant's payment in full) shall be collectible as additional rent, to be paid by Tenant on demand by Landlord.

11.5 NO DIMINUTION OF RENTAL. Except as otherwise provided for herein, there shall be no allowance to Tenant for a diminution of rental value, and no liability on Landlord's part, by reason of inconvenience, annoyance or injury to Tenant's business arising from the making of repairs, alteration, additions or improvements in or to the Premises or the Building or Project, or to the fixtures, appurtenances or equipment thereof, by Landlord, Tenant or others. Landlord will use its best efforts to not interrupt Tenant's use and enjoyment of the Premises when making such repairs, alterations, additions or improvements, but the obligation to use best efforts shall not require Landlord to employ overtime labor or pay any premium or surcharge for labor or materials. In the event the making of repairs, alterations, additions or improvements by Landlord or its contractors, agents or employees causes the Premises or any material portion thereof to be untenantable, and are not tenanted by Tenant, due to failure (other than if caused by Tenant or its employees, officers, agents or representatives) of the Building Systems, or structural problems or substantial denial of access for five (5) consecutive business days and if Tenant so gives notice to Landlord, then for so long as the specific cause of such untenantability continues thereafter and the Premises or any material portion thereof continues to be untenanted by Tenant, the Rent payable under this Lease shall be proportionately abated and Tenant shall have the right to terminate this Lease if such untenantability continues for sixty (60) consecutive calendar days. Tenant's right to terminate this Lease under the foregoing sentence shall be on at least thirty (30) days prior written notice to Landlord, and landlord shall have the opportunity to cure the subject condition during said thirty (30) day period, in which event Tenant's notice of termination shall be deemed void and of no force and effect.

11.6     BUILDING AND PREMISES CONDITION.

         (a) Base Building Work. Landlord, at its sole cost and expense, shall construct the Project and the Building, and any and all improvements, including, but not limited to, 503 paved parking spaces, as shown on the site plan adopted by the Town of Hempstead on January 10, 2006 (the "SITE PLAN") and as more particularly described in the floor plans, elevations and construction drawings prepared by Ehasz Giacalone Architects PC last revised on April 10, 2006 and which may be further revised provided Tenant is not materially prejudiced thereby (the "BUILDING PLANS"), including, but not limited to, the work and installations for the Premises as set forth in Exhibit B-1 annexed hereto (the Site Plan, Building Plans and Exhibit B-1 are referred to herein collectively as the "BASE BUILDING WORK"). Landlord's Base Building

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Work shall be performed  with  reasonable  diligence  in a good and  workmanlike manner and in compliance with all applicable laws, rules and regulations.

         (b) Premises Work. Landlord, at Tenant's sole cost and expense, subject to the Landlord Allowance (as defined in Exhibit B-2 hereof), shall construct the Premises in accordance with approved Tenant Working Drawings and upon the terms and conditions set forth in Exhibit B-2 hereof. Landlord agrees that such construction shall be completed in a good and workmanlike manner and in compliance with all applicable Laws.

12.      ALTERATIONS.

12.1 TENANT CHANGES; CONDITIONS. (a) Except as otherwise expressly provided for herein, Tenant shall not make any alterations, additions, or improvements to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval thereof, which approval Landlord shall not unreasonably withhold or delay; provided, however, Landlord may withhold it consent, in its sole and absolute discretion with respect to any such alterations, additions, improvements or decorations to or affecting (i) the Building's structure, roof and systems (the "BASE BUILDING COMPONENTS") or any other structural components, and/or utilities or systems of or serving the Premises or any portion thereof, or (ii) the exterior portions of the Building (the "EXTERIOR AREAS"). Notwithstanding the foregoing, Landlord's consent shall not be required for any trade displays or decorations, or any nonstructural alterations (collectively "PERMITTED TENANT CHANGES") which in each instance, (x) is not within the Alterations described in (i) or (ii) of the preceding sentence, and (y) costs less than $50,000.

                  (b) All Tenant Changes, including Permitted Tenant Changes, shall be performed: (i) in accordance with plans, specifications and working drawings approved by Landlord; which approval Landlord shall not unreasonably withhold or delay; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all Laws, including, without limitation, the provisions of the ADA; (iv) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate; (v) in compliance with the requirements of any insurance policy required to be maintained by Tenant under this Lease; and (vi) with contractors reasonably approved by Landlord, provided such the rates of such contractors are commercially competitive. Tenant shall pay within thirty (30) days of receipt of a bill therefore all costs and expenses of any Tenant Changes.

                  (c) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of
Section 20 of this Lease.

12.2 REMOVAL OF TENANT CHANGES. All Tenant Changes, including Permitted Tenant Changes shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at the time of Landlord's consent to any Tenant Change, or in the case of Permitted Tenant Changes, within twenty (20) days of Landlord's receipt from Tenant of a notice of any Permitted Tenant Change, identify those items of the Tenant Changes or Permitted Tenant Changes, which Landlord shall require Tenant to remove at the end of the Term of this Lease. Landlord's failure to provide the foregoing written notice requiring removal shall be deemed to be a waiver by Landlord of its right to require such removal. In no event shall Tenant be required to remove any of the improvements existing in the Building as of the date possession thereof is delivered to Tenant. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord the reasonable cost to Landlord of such removal and repair).

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Notwithstanding  anything to the contrary  contained  herein,  in no event shall
Tenant be obligated to remove telecommunications or electrical wiring, or piping.

12.3 REMOVAL OF PERSONAL PROPERTY. Notwithstanding the foregoing, all articles of personal property owned by Tenant or installed by Tenant at its expense on the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, Landlord may, (without liability to Tenant for loss thereof), upon at least ten (10) days prior written notice, at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity:
(a) remove and store such items in accordance with applicable law; and/or (b) upon twenty (20) days' prior notice to Tenant sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law.

13. LIENS.

Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises, the Building or the Project nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, within thirty (30) days after filing thereof, cause such lien to be released of record or bonded so that it no longer affects title to the Premises, the Building or the Project. If Tenant fails to cause such lien to be so released or bonded within such thirty (30) day period, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within ten (10) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

14. ASSIGNMENT AND SUBLETTING.

14.1 RESTRICTION ON TRANSFER. Tenant shall not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, except as provided in this Section 14. The consent by Landlord to any assignment, encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord's opinion, (a) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the assignment or sublease, as applicable, (b) the proposed assignment or sublease involves a use which is a Prohibited Use, or (c) Landlord's mortgagee(s) or superior lessor(s) does(do) not approve such assignment or sublease. Any proposed assignee or subtenant which Landlord

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does not disapprove  shall be deemed a "PERMITTED  BUSINESS." If Tenant is not a publicly traded corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 14.1.

14.2 TRANSFER NOTICE. If Tenant desires to effect an assignment, encumbrance or subletting (a "TRANSFER"), then at least twenty (20) days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant agrees to give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "TRANSFEREE"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

14.3 LANDLORD'S OPTIONS. Within fifteen (15) business days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (b) refuse such consent, which refusal shall be on reasonable grounds; or (c) in the event of assignment of the Lease, or a sublet of the entire Premises for the remaining Term of the Lease, terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

14.4 ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, which instrument shall, in the case of an assignment, include an express assumption by the assignee of all of Tenant's obligations under this Lease. Any excess rent or other consideration payable to and for the benefit of Tenant by the assignee or sublessee in excess of the Rent payable under this Lease shall be retained by and be the property of the Tenant. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease up to, but not exceeding the Rent, directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. No collection or receipt of Rent by Landlord shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord's consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord Landlord's reasonable attorneys' fees and costs and other costs incurred by Landlord in reviewing such proposed assignment or sublease not to exceed the sum of $2,500 per Transfer. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this
Section 14, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the

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extent  permitted by law, such  proposed  transferee  waives all other  remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

14.5 PERMITTED TRANSFER. Subject to the provisions of Article 14 (including, without limitation, the provision in Section 14.4) which states that Tenant is not released from its obligations under this Lease, Tenant shall have the right to assign this Lease or sublet the entire Premises without receiving Landlord's prior written consent and without Landlord having a right to terminate this Lease under Section 14.3: (i) to any of its subsidiary corporations, (ii) to a parent corporation or a subsidiary corporation of such parent corporation, (iii) in connection with a sale of all or substantially all of the assets of Tenant (and/or Tenant's parent corporation and/or affiliates) as part of a unified transaction (the purchaser of such assets being hereinafter referred to as a "SUCCESSOR CORPORATION"), or (iv) in connection with a merger, consolidation or reorganization of Tenant with any other entity (such entity also being hereinafter referred to as a "Successor Corporation"), provided that any such assignee under this Section 14.5 has a net worth at the time of the assignment equal to or greater than the net worth of Tenant as of the date hereof.

15.      ENTRY BY LANDLORD.

Landlord and its employees and agents shall at all reasonable times and upon at least twenty-four (24) hour prior notice (except in the case of an emergency) have the right to enter the Premises to inspect the same, to exhibit the
Premises to prospective lenders or purchasers (or during the last nine (9) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises as contemplated by Section 11, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent, except as otherwise provided for in this Lease. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance notice of such entry (except in emergency situations). Landlord shall have the means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord. Notwithstanding anything to the contrary contained herein, the foregoing provision is not intended, and shall not be construed, to be authorization by Tenant for Landlord to access any propriety and/or confidential information located in the Premises.

16.      UTILITIES AND SERVICES.

         (a) Landlord shall, at its sole cost and expense, supply utility, water, gas and sewer connections from the utility companies to the Project. Tenant shall be solely responsible for obtaining and shall promptly pay all charges for heat, air conditioning, water (except as set forth below), gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises directly to the supplying utility companies. Tenant shall reimburse Landlord within thirty (30) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by utility companies. Landlord will notify Tenant in writing of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord or the Premises by the local utility company, and will be due as additional rent. In no event shall Rent abate or shall Landlord be liable for any interruption or failure in the supply of any utility services to the Premises, unless caused by the negligent acts or omissions of Landlord, its employees, contractors, or agents in which event any such abatement shall be governed by Section 11.5 hereof. . Landlord shall install, at Tenant's cost and expense, a submeter or submeters to measure Tenant's gas and electricity usage. Tenant shall maintain the submeter or submeters at Tenant's cost and expense. Landlord shall provide water for drinking, lavatory

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and  toilet  purposes  from  the  regular  Building  supply  (at the  prevailing
temperature)   through  fixtures  installed  by  Landlord  (or  by  Tenant  with
Landlord's prior written consent), the cost of which installation shall be included in Landlord's Allowance (except as otherwise provided in Exhibit B-1).

         (b) Replacement of fluorescent and incandescent bulbs and ballasts in the Premises shall be provided by Landlord and Tenant shall pay to Landlord the actual cost for such bulbs and ballasts and Landlord's labor costs thereof. Replacement of bulbs and ballasts in spaces leased to other tenants of Landlord shall be billed to said tenants on an individual basis. Replacement of bulbs and ballasts in the Common Areas shall not be Tenant's responsibility.

17.      INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is indemnified by Landlord pursuant to Section 17.2(b) below, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (a) any loss (including loss by theft) or damage to property of Tenant, or of others, located in, on or about the Premises, the Building or the Project which property shall be the sole risk of Tenant, (b) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises, the Building or the Project or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (c) any such damage caused by other persons in, on or about the Premises, the Building or the Project, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work; except and to the extent that any of the foregoing losses, injuries, or damages set forth in (a), (b), or (c) above result from the negligence or willful misconduct of Landlord or the Landlord Indemnified Parties. Landlord shall in no event be liable for any consequential or punitive damages or loss of business or profits under this Section 17 and Tenant hereby waives any and all claims for any such damages.

17.2     INDEMNIFICATION.

         (a) Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Indemnified Parties harmless from and against, any and all Claims arising or resulting from (i) any injury to, or death of, any person, or any loss of, or damage to, (x) any property in or on the Premises, and (y) the Building or the Project, or on adjoining sidewalks, streets or ways, caused by Tenant or any of the Tenant's Parties; (ii) any act, omission or negligence of Tenant or any of the Tenant's Parties; (iii) the use of the Premises, the Building or the Project and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in, on or about the Premises, the Building or the Project or (iv) Tenant's breach of any representations, warranties or obligations under this Lease; provided, however, Tenant shall not be required to indemnify or hold Landlord or the Landlord Indemnified Parties harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Indemnified Parties. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such indemnified Claims, Tenant, upon written notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

         (b) Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and the Tenant Indemnified Parties ("Tenant's Indemnified Parties" meaning the same parties, as to Tenant, as are included in the definition of "Landlord's Indemnified Parties" in Section 6.6) harmless from and against, any and all Claims arising or resulting from (i) the negligent or willful misconduct of Landlord or Landlord Indemnified Parties; (ii) Landlord's breach of any representations or warranties under this Lease; (iii) the failure of Landlord in any respect to comply with or perform all the requirements and

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provisions of this Lease; provided,  however,  Landlord shall not be required to indemnify or hold Tenant or the Tenant Indemnified Parties harmless from any Claims to the extent resulting from the negligence or willful misconduct of, or breach of this Lease by, Tenant or the Tenant Indemnified Parties or any other tenant, except as otherwise provided in this Lease. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.

17.3 SURVIVAL;  NO RELEASE OF INSURERS.  The  indemnification  obligations under
Section 17.2, shall survive the expiration or earlier termination of this Lease. The covenants, agreements and indemnification in Sections 17.1 and 17.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant, pursuant to the provisions of this Lease.

18. SERVICES/RULES AND REGULATIONS.

18.1 ELEVATORS. Landlord shall provide necessary elevator facilities on weekdays from 8:00 A.M. to 6:00 P.M. (which hours of operation during weekdays are herein referred to as "business hours"), and on Saturdays from 8:00 A.M. to 1:00 P.M., and shall have an elevator in service at all other times.

18.2 DISCONTINUE ELECTRICITY. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time, upon giving not less than sixty (60) days prior written notice to Tenant to such effect, and from and after such effective date of termination, Landlord shall no longer be obligated to furnish Tenant with electric energy. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby, and continue in full force and effect, and thereafter Tenant shall arrange to obtain electric service direct from the public utility company servicing the Building, utilizing the then existing electric feeders, risers and wiring serving the Demised Premises to the extent that the same are available, suitable and safe for such purpose. Landlord, at Tenant's expense, shall do all work necessary to provide such direct service, including installations of meters, additional wiring and panel board, as may be necessary therefor, so as to enable Tenant to receive its electric current directly from the Utility Company without any expense to Landlord. Landlord shall use good faith efforts so that there shall be no discontinuance of the furnishing of electric current to the Premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building, so that there is no interruption in the continuity of electric service.

18.3 CLEANING. Landlord agrees to provide in the Premises all other services set forth in Exhibit F, annexed hereto and made a part hereof, entitled "Cleaning Schedule". All Cleaning for the Premises shall occur after 6:00 P.M. on weekdays, Landlord shall not be liable to provide cleaning services on Saturdays, Sundays or legal holidays. Tenant agrees that extraordinary waste, such as crates, cartons, boxes, etc. (the discarding of used furniture or equipment being deemed extraordinary waste) shall be removed from the Building and properly disposed of in on-site dumpsters at Tenant's own cost and expense. At no time shall Tenant place any waste of any kind in any public areas. If Tenant does so, the parties agree that everything so placed is abandoned and of no value to Tenant, and Landlord may have the same removed and disposed of at Tenant's expense. This remedy is in addition to any other remedies Landlord may have. Landlord shall further maintain the Common Areas in such a commercially reasonable manner consistent with other first class buildings in the area.

18.4 RULES AND REGULATIONS. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the rules and regulations set forth in Exhibit G attached hereto and made a part hereof, and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt; provided, however, that the terms of the body of this Lease Agreement shall control in the event of a conflict between the body of this Lease Agreement and the

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Rules and  Regulations  set forth in Exhibit G. Written notice of any additional rules or regulations shall be given to Tenant. Nothing in this Lease contained shall be construed to impose on Landlord any duty or obligation to enforce the rules and regulations, or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees; provided, however, that Landlord agrees to enforce such rules and regulations uniformly and in a non-discriminatory manner.

18.5 COMMON AREAS HVAC/LIGHTING. Landlord shall provide commercially reasonable heating, ventilation, air conditioning and lighting in the Common Areas, which lighting shall be provided from dusk until dawn.

19. EMINENT DOMAIN.

19.1 TOTAL TAKING. If all, or substantially all, of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of vesting of title in the conditions.

19.2 PARTIAL TAKING. If a portion of the Building shall be so condemned or taken, but if such taking shall substantially affect the Premises or if such condemnation or taking shall be of a substantial part of the Premises, or an amount of the surface parking area of the Project which materially impacts the conduct of Tenant's business at the Premises. Landlord and Tenant shall each have the right, by delivery of notice in writing to the other party within thirty (30) days of such party's receipt of a notice of such taking, to terminate this Lease and the term and estate hereby granted, as of the date of the vesting of title in the condemnor. If neither party shall so elect, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of actual taking, the Annual Rent payable by Tenant shall be diminished by an amount which shall bear the same ratio to the Annual Rent as the rentable square foot floor area of the portion of the Premises taken bears to the rentable square foot floor area of the Premises, and Tenant's Proportionate Share shall be adjusted accordingly.

19.3 TERMINATION OF LEASE. In the event of the termination of this Lease in accordance with the provisions of Section 19.1 or 19.2 hereof, the Annual Rent and the additional rent shall be apportioned and prorated accordingly. In the event of any taking, partial or otherwise, Tenant shall not be entitled to claim or receive any part of any award or compensation which may be awarded in any such condemnation proceeding, or as a result of such condemnation or taking, whether the same be for the value of the unexpired term of this Lease or otherwise, or to any damages against Landlord and/or the condemning authority. Nothing herein contained, however, shall be deemed to preclude Tenant from making any separate claim against the condemnor for the value of any fixtures or other installations made by Tenant in the Premises and which do not, upon installation or the expiration or earlier termination of this Lease, become the property of Landlord, or for Tenant's moving expenses, provided the award for such claim or claims, except as herein provided, is not in diminution of the award made to Landlord.

19.4 TEMPORARY TAKING. In the event there is a temporary interference with substantial access to the Premises for a period in excess of ten (10) continuous days, Landlord agrees that Tenant shall be entitled to file a claim for such interference and receive the benefit of the award to the extent that the award does not represent a repair award for restoration of the structure or grounds of the Building or Premises, or may decrease the amount of any award available to Landlord.

20. FIRE AND OTHER CASUALTY AND TENANT'S REQUIRED INSURANCE.

20.1 CASUALTY.

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         (a) If the  Premises  or any part  thereof  shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

         (b) If the Premises, or that portion of the Building the use of which materially affects Tenant's Intended Use, are partially damaged or rendered partially unusable by fire or other casualty, at Landlord's option, the damages thereto may be repaired by and at the expense of Landlord (to the extent of insurance proceeds received) and Landlord's payment of the applicable deductible if Landlord is so required as a condition to obtaining insurance proceeds) and in the case of damage to the Premises, the Rent, until such repair of the Premises shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is usable for Tenant's Intended Use. Landlord shall not have the right to terminate this Lease if in Landlord's reasonable opinion, the Premises and the applicable portion of the Building can be restored to its original condition within one hundred eighty
(180) days. If in Landlord's reasonable opinion, as expressed in a notice to Tenant given within forty-five (45) days after such destruction, the Premises and the applicable portion of the Building cannot be restored to its original condition within one hundred eighty (180) days, or if the Premises and the applicable portion of the Building are not restored within two hundred seventy
(270) days of the casualty (subject to Force Majeure Delays), or if more than fifty percent (50%) of the Premises are destroyed, Tenant shall have the right to cancel this Lease by providing written notice to Landlord of such cancellation within ten (10) days of receipt of such notice from Landlord, and such termination shall be effective sixty (60) days after the date of such notice, provided, however, that Landlord may nullify any such notice by completing such restoration and rebuilding within such sixty (60) day period. Notwithstanding the foregoing, Landlord shall be obligated to restore (provided and to the extent insurance proceeds are received by Landlord) in the event the partial damage to the Premises affects less than thirty-five percent (35%) of the Premises and less than thirty percent (30%) of that portion of the Building that materially affects Tenant's intended use.

          (c) In the event the Premises are totally destroyed, or partially destroyed to the extent of twenty-five percent (25%) of the Premises, during the last twelve (12) months of the Term or the last twelve (12) months of any extensions or renewals thereof, then Tenant shall have the right to cancel this Lease by providing written notice to Landlord of such cancellation within ten
(10) days of such fire or destruction, and such termination shall be effective thirty (30) days after the date of such notice.

         (d) If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, the Rent shall be paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

         (e) If the Premises is rendered wholly unusable (whether or not the Premises are damaged in whole or in part) or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it then, in any of such events, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after such fire or casualty specifying a date for the expiration of this Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice, the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the expiration of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, subject, however, to the rights and remedies of

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either  party  against the other under the Lease  provisions  in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless either party shall serve a termination notice as provided for herein, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Building to the same condition as they were in as of the Commencement Date (to the extent of insurance proceeds received) subject to delays due to adjustment or insurance claims, labor troubles and causes beyond Landlord's control, including without limitation, Force Majeure Delays and payment by the responsible party of the applicable deductible) and the rent shall abate on a pro rata basis according to the extent the full use and enjoyment of the Premises are rendered untenantable by reason of such damage.

         (f) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty, except as may be expressly provided otherwise in Section 20.2.

20.2 SUBORDINATION. Landlord shall secure an appropriate clause in, or endorsement to, any fire and extended coverage insurance policy covering the Building, pursuant to which its insurance companies (i) waive all right of claims and/or subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for losses covered by such policies, and having obtained either of such clauses or endorsements, Landlord agrees that it will not make any claim against or seek to recover from Tenant for any loss or damage to the Building covered by such fire and extended coverage insurance to the extent that the entire loss or damage has been paid by the insurance company and collected by Landlord. If, as a condition of making either of the aforesaid clauses or endorsements available to Landlord, the insurance carrier of Landlord shall require the payment of an additional premium, over and above the normal and standard premium for the coverage involved, Landlord shall pay the additional premium cost or charge. Landlord shall carry throughout the term of this Lease (i) all-risk full replacement cost (or in such lower amount as the then holder of the first mortgage shall permit) fire and extended coverage insurance on the Building and all realty improvements therein, including a rent loss endorsement for at least twelve (12) months, (ii) comprehensive general liability insurance with respect to all common areas of the Building in an amount not less than that required of Tenant with respect to the Premises, and
(iii) workers' compensation equal to the statutory requirements or that required of Tenant under this Lease with respect to its employees.

20.3 TYPES OF INSURANCE. Tenant acknowledges that Landlord will not carry insurance on Tenant's personal property, contents, furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, for any reason whatsoever. Tenant shall, throughout the term of this Lease, maintain at its own cost and expense, (a) insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies (including, without limitation, protection against vandalism, malicious mischief and sprinkler, equipment, boiler and machinery insurance against leakage or explosion), to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the Premises, in an amount adequate to cover actual replacement cost, which insurance policies may include a deductible in such amount as is then standard in insurance policies insuring property similar to Tenant's property, (b) comprehensive general liability insurance in the amounts set forth in Section 20.5, (c) worker's compensation and employer's liability insurance in the amounts set forth in Section 20.5, and (d) umbrella liability insurance in the amounts set forth in Section 20.5. All insurance required to be maintained by Tenant under this Lease shall be reasonably approved by Landlord and shall be provided by insurance companies with an

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A.M.  Best  Rating of "A:X" or better and who are  licensed  by the state of New
York. Notwithstanding the foregoing, the insurance required to be maintained by Tenant under this Lease may be provided in the form of a blanket insurance policy, provided that Landlord's interests are not impaired thereby. Prior to Tenant's taking occupancy of, or undertaking work in, any portion of the Premises, and thereafter not less than thirty (30) days prior to the expiration of any policy or policies, evidence of the issuance, or renewal, of such policy or policies, or a new certificate for the initial or renewal period, as the case may be, shall be delivered to Landlord. Such evidence or certificate shall clearly state that the insurance coverage applies in New York State. Such
insurance  shall  name  Landlord,   Landlord's  controlled   subsidiaries,   and
Landlord's agents, officers, directors, members, servants and employees, and the IDA and the holders of any mortgages encumbering the Building, as additional insureds on a primary basis and shall contain an agreement on the part of the insurance company (A) not to cancel such policy or coverage, or change the terms of such coverage, without thirty (30) days prior written notice to Landlord and
(B) that no act or omission of any named insureds will invalidate the policy as to the other named insureds. In the event of the occurrence of any fire or other casualty insured against by Tenant's policy, Landlord, at the time of the occurrence of any such event, when called on to do so by Tenant, will by appropriate written instrument, assign to Tenant all of Landlord's right, title and interest in and to such insurance proceeds. Tenant agrees to look solely to its insurance company for payment for any loss or damage to its property, and not to make any claim against, or seek to recover from, Landlord, its officers, directors, members, servants, agents or employees for such loss or damage, whether or not the loss or damage was due to the acts or omissions of Landlord or its officers, directors, members, servants, agents or employees. Upon the occurrence of any casualty insured against, Tenant shall have full authority to, and shall, take all necessary measures to negotiate, compromise or adjust any loss under Tenant's policy. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its employees and servants, agents and employees for loss or damage to Tenant's furniture, furnishings, fixtures and personal property. Tenant, at its cost and expense, will cause its insurance carrier to include, in each policy of insurance that Tenant is, by the terms and provisions of this Lease, required to obtain or which is obtained by Tenant, an endorsement (i) waiving the right of subrogation against Landlord and Landlord's agents, officers, directors, members, servants and mortgagees with respect to losses payable under such policies or (ii) agreeing that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

20.4 WAIVER. Subject to the foregoing provisions of this Article 12, Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law, or any other law or statute hereafter enacted of similar import, and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

20.4 REQUIRED INSURANCE. Tenant shall maintain at its own cost and expense:

         (a) Comprehensive General Liability Insurance covering the Premises on an occurrence basis with minimum limits of liability in an amount equal to One Million ($1,000,000.00) Dollars per occurrence and Two Million ($2,000,000.00) Dollars aggregate per location, with a separate limit of Two Million ($2,000,000.00) Dollars for Products/Completed Operations per occurrence, and Two Hundred Fifty Thousand ($250,000.00) Dollars with respect to damage to property by water or otherwise, such policy shall name Landlord, the holder of any mortgage and/or over, ground or master lease on all or any portion of Landlord's interest in the Project and/or Building, as additional named insureds to the extent of Tenant's acts or omissions or the acts or omissions of Tenants' contractors, agents, its and their employees and its guests, customers or invitees and shall provide that the same may not be cancelled or terminated without at least thirty (30) days written notice to Landlord and the additional named insureds by the insurance company issuing such policy, and that no act or omission to act of Tenant shall invalidate such insurance as to Landlord and the other additional named insureds;

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         (b)  Worker's   Compensation  and  Employer's  Liability  Insurance  in
accordance with the laws of the State of New York;

         (c) Umbrella liability insurance with maximum limits of liability in an amount equal to Five Million ($5,000,000.00) Dollars per occurrence with a Five Million ($5,000,000.00) Dollar minimum aggregate; and

         When required by Landlord, such other insurance against other insurable hazards and in such amounts as may from time to time be commonly and customarily insured against and are generally available for tenants in comparable first-class projects in Nassau County, New York.

21. WAIVER OF SUBROGATION.

21.1 WAIVER. Landlord and Tenant hereby waives its rights against the other with respect to any claims or damages or losses which are caused by or result from
(a) damage insured against under any insurance policy carried by it pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) damage which would have been covered under any insurance required to be obtained and maintained by it under Section 20 of this Lease had such insurance been obtained and maintained as required therein. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

21 .2 WAIVER OF INSURERS. Landlord and Tenant shall cause each insurance policy required to be obtained by it pursuant to Section 20 to provide that the insurer waives all rights of recovery by way of subrogation against the other in connection with any claims, losses and damages covered by such policy. If Landlord elects to maintain the All Risk insurance pursuant to Section 20.4 above, then Landlord shall cause such insurance policy to provide that the insurer waives all rights of recovery by way of subrogation against Tenant in connection with any claims, losses and damages covered by such policy. If Tenant fails to maintain property insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

22. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

22.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Lease by Tenant:

         (a) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder when due, which such failure shall continue for a period of five (5) business days, or more than two (2) times in any twelve (12) month period, after written notice thereof from
Landlord to Tenant (written notice may be by regular monthly invoices transmitted by a managing agent);

         (b) any default by Tenant which is specified as such in Section 20 above;

         (c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a), (b) or (c) above, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than twenty-five (25) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty-five (25) day period and thereafter

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diligently  prosecute such cure to completion  within a commercially  reasonable time frame not to exceed one hundred twenty (120) days; and

         (d) (i) the making by Tenant of any general assignment for the benefit of creditors (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against the Tenant the same is dismissed within ninety (90) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within ninety (90) days, or (iv) the attachment execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within.

22.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

         (a) the amount of any unpaid rent which had been earned at the time of such termination; plus

         (b) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

         (c) the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided discounted at the rate of six percent (6%); plus

         (d) The amount of any rent abatement under Section 3.1 hereof, provided that the termination of this Lease occurs prior to the fifth (5th) anniversary of the Commencement Date.

         (e) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized improvement costs; attorneys' fees; unamortized brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, and any other items which Tenant is required under this Lease to remove but does not remove. Landlord shall have no duty to mitigate its damages.

22.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right as permitted by applicable law, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 22.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

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22.4  LANDLORD'S  REMEDIES;  CONTINUATION  OF  LEASE.  In the  event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 22.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 22.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

22.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for ten (10) days with respect to monetary obligations (or twenty (20) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within twenty (20) days after demand therefore as additional rent.

22.6 INTEREST. If any monthly installment of Annual Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due including applicable grace periods, it shall bear interest at the Interest Rate set forth in Section 1 .9 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 22.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

22.7 LATE CHARGES. If any monthly installment of Annual Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof including applicable grace periods, and such failure shall continue for three
(3) business days after the date the same is due and payable, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law.

22.8 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 22 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 22 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

22.9 TENANT'S WAIVER OF REDEMPTION. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (a) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (b) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

23.      SUBORDINATION.

At the request of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Premises, or any lessor of any ground or master lease now

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or hereafter  affecting all or any portion of the Premises,  this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals,
replacements,   modifications  and  extensions  thereof):   Notwithstanding  the
foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all around or master leases or the lien of any or all mortgages or deeds of trust to this Lease. Landlord agrees to provide Tenant with nondisturbance agreement(s) in favor of Tenant from any master lessor or any mortgage holders or deed of trust beneficiaries under any master lease or mortgage or deed of trust affecting the Premises that exists as of the Commencement Date hereof or which comes into existence at any time after the date of execution of this Lease but prior to the expiration of the Term in consideration of, and as a condition precedent to, Tenant's agreement to subordinate this Lease to such future master lease or the lien of any such future mortgage or deed of trust pursuant to the foregoing provisions of this
Section 23. Subject to the nondisturbance agreement(s) described above, in the event that any master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Subject to the foregoing, Tenant covenants and agrees to execute and deliver to Landlord within twenty (20) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such master lease or the lien of any such mortgage or deed of trust or Tenant's agreement to attorn. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within sixty
(60) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

Landlord shall obtain an executed non-disturbance agreement from the holder of the mortgage currently encumbering the Project in the form annexed hereto as Exhibit H within sixty (60) days after the Effective Date; provided, however, that in the event said holder charges Landlord for costs including, without limitation, attorneys fees to negotiate changes requested by Tenant (other than the changes reflected on Exhibit H), Tenant shall pay said amounts as Additional Rent under this Lease.

24. ESTOPPEL CERTIFICATE.

Within twenty (20) days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate certifying: (a) the Commencement Date; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; (e) all work to be completed by Landlord shall have been completed and performed;
(f) the amount of any security deposit; (g) whether or not Landlord has delivered a Landlord's Notice (as hereinafter defined) pursuant to Section 30 hereof, and (h) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 25.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Premises, as well as their assignees.

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25. QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of Rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

26. TRANSFER OF LANDLORD'S INTEREST.

The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferee shall assume all of the Landlord's obligations under this Lease and upon such assumption the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance

27. LIMITATION ON LANDLORD'S LIABILITY.

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, members, managers, directors, officers or shareholders of Landlord or Landlord's partners or affiliates, and Tenant shall not seek recourse against the individual partners, members, managers, directors, officers or shareholders of Landlord or Landlord's partners or affiliates, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Premises, and no other assets of Landlord.

28. MISCELLANEOUS.

28.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the State of New York.

28.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 14 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant.

28.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

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28 .4 PROFESSIONAL  FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other party.

28.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

28.6 PRIOR AGREEMENTS; AMENDMENTS. This Lease, including the Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

28.7 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Rent) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

28.8 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

28.9 FORCE MAJEURE. In the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of Landlord (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

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28.10  MUNICIPAL  INCENTIVES.  Landlord shall, at no cost and expense to itself, reasonably cooperate with Tenant in securing municipal incentives that may be available to Tenant; provided, however, that such incentives shall not be in conflict with or result in a default under any municipal program to which the Landlord is entitled or is participating, including, but not limited to, the PILOT Agreement.

28.11 PARKING. Landlord shall make available two hundred fifty-five (255) parking spaces for Tenant's non-exclusive use. Common parking areas shall be provided at no additional cost for use by Tenant, its personnel and visitors in common with such other parties as Landlord shall permit to use the same on a "first come, first served" basis. Landlord reserves the right, at all times during the term hereof, to designate and redesignate such parking areas and to prescribe the use thereof and to promulgate and enforce rules and regulations with respect to the same. Tenant, its permitted assignees and subtenants, personnel and visitors shall not, at any time, park trucks or delivery vehicles in any of the areas designated for automobile parking. Tenant shall not be entitled to any minimum or maximum number of parking spaces or areas except thirty-five (35) spaces shall be designated for Tenant's exclusive use at such locations as depicted on the parking diagram annexed hereto and made a part hereof as Exhibit I. Landlord shall have no responsibility to police or otherwise insure Tenant's use thereof. All parking spaces and parking areas shall be unattended and shall be utilized at the vehicle owner's own risk. Landlord shall not be liable for any injury to persons or property or loss by theft, or otherwise, of any vehicle or its contents. Nothing herein contained shall prevent or preclude Landlord from reasonably reserving certain parking spaces or areas to be used on a designated or reserved basis by the parties designated by Landlord.

28.12 BUILDING ACCESS. Tenant shall have access to the Premises 24 hours per day, 7 days per week. Tenant shall be issued keys to allow Tenant entry into the Building. Tenant shall be issued key cards in an amount sufficient for Tenant's Intended Use (subject to occupancy limits as prescribed by law), which cards will allow Tenant entry into the Common Areas of the Building and to Tenant's private exterior access doors. Any additional or replacement access cards shall be issued at Tenant's sole cost and expense.

28.13 FIRE SAFETY COMPLIANCE. Landlord represents that, as of the date hereof, it has not received written notice that the Premises or the Building are not in compliance with applicable fire safety guidelines, laws, rules, regulations and ordinances. Landlord further represents that as of the Commencement Date the Premises and the Building shall be in material compliance with all applicable fire safety guidelines, laws, rules, regulations, and ordinances. 28.14 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

29. IDA LEASE.

Tenant acknowledges and agrees that notwithstanding anything to the contrary in this Lease: (i) the fee title owner of the Project is the IDA, and that Landlord's interest therein is its interest under the IDA Master Lease, (ii) Tenant's use and occupancy of the Premises will be subject and subordinate to the terms and conditions of the IDA Master Lease, (iii) this Lease, Tenant's rights hereunder, and Tenant's ability to assign or sublease are subject to the approval of the IDA, (iv) contemporaneously herewith, Tenant shall execute and deliver to Landlord the IDA Compliance Agreement which is attached hereto as Exhibit J, and (v) Tenant shall take such other actions and enter into such other documents as the IDA shall reasonably request with respect to the IDA Master Lease.

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30. PUBLICITY. Neither party (or its broker) shall publicize by press release or otherwise, this Lease or any terms thereof, without the prior written consent of the other party.

31. OPTION TO RENEW.

31.1 RENEWAL OPTION. The Tenant shall have two (2) successive options (separately referred to as the "FIRST RENEWAL Option" and the "SECOND RENEWAL OPTION," and collectively referred to as the "OPTIONS" or "RENEWAL OPTIONS") to extend the Term of this Lease for two (2) successive five (5) year renewal periods (separately referred to as the "FIRST RENEWAL TERM" and the "SECOND RENEWAL TERM," and collectively referred to as the "RENEWAL TERMS") upon the terms and conditions set forth herein.

31.2     FIRST RENEWAL OPTION.

         (a) The First Renewal Term shall commence at midnight on the Expiration Date and shall expire at midnight on the fifth (5th) anniversary thereof (the "FIRST RENEWAL EXPIRATION DATE"), or such earlier date upon which this Lease may be terminated as herein provided.

         (b) The First Renewal Option may be exercised only by Tenant giving Landlord written notice (the "FIRST RENEWAL NOTICE") of such exercise at least nine (9) months prior to the Expiration Date of the initial Term, provided, however, that the First Renewal Notice shall be validly and effectively given only if, on the date that Tenant shall exercise the First Renewal Option (the "FIRST EXERCISE DATE"): (i) this Lease shall not have been previously terminated or cancelled, and (ii) there shall be no uncured monetary or material non-monetary Event of Default by Tenant TIME SHALL BE OF THE ESSENCE with respect to the giving of the First Renewal Notice by Tenant to Landlord.

         (c) Notwithstanding anything to the contrary contained in this Section 31.2, if, on the commencement of the First Renewal Term there shall be an uncured monetary or material non-monetary Event of Default by Tenant, Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant's exercise of the First Renewal Option, in which case Tenant's exercise of the First Renewal Option shall be of no force or effect, and the Term shall end on the Expiration Date of the initial Term of this Lease, unless sooner cancelled or terminated pursuant to the provisions of this Lease or by law.

         (d) If Tenant shall validly exercise the First Renewal Option in accordance with the provisions of this Section 31.2, then this Lease shall be extended for the First Renewal Term upon all of the same terms, covenants and conditions contained in this Lease except that during the First Renewal Term, the Annual Rent shall be as computed in accordance with Section 31.4, and from and after the First Exercise Date but subject to the provisions of Section 31.2(c) all references in this Lease to the "Expiration Date" shall be deemed to refer to the last date of the First Renewal Term and all references in this Lease to the "Term" shall be deemed to include the First Renewal Term.

31.3 SECOND RENEWAL OPTION.

         (a) If the First Renewal Option has been duly exercised, the Tenant shall have the further right to thereafter exercise the Second Renewal Option upon the terms and conditions set forth herein.

         (b) The Second Renewal Term shall commence at midnight on the First Renewal Expiration Date and shall expire at midnight on the fifth (5th) anniversary thereof (the "SECOND RENEWAL EXPIRATION DATE"), or such earlier date upon which this Lease may be terminated as herein provided.

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         (c) The Second  Renewal  Option may be exercised  only by Tenant giving
Landlord written notice (the "SECOND RENEWAL NOTICE") of such exercise at least nine (9) months prior to the First Renewal Expiration Date, provided, however, that the Second Renewal Notice shall be validly and effectively given only if, on the date that Tenant shall exercise the Second Renewal Option (the "SECOND EXERCISE DATE"): (i) this Lease shall not have been previously terminated or cancelled, and (ii) there shall be no uncured monetary or material non-monetary Event of Default by Tenant. TIME SHALL BE OF THE ESSENCE with respect to the giving of the Second Renewal Notice by Tenant to Landlord.

         (d) Notwithstanding anything to the contrary contained in this Section 31.3, if, on the commencement of the Second Renewal Term there shall be an uncured monetary or material non-monetary Event of Default by Tenant, then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant's exercise of the Second Renewal Option, in which case Tenant's exercise of the Second Renewal Option shall be of no force or effect, and the Term shall end on the First Renewal Expiration Date, unless sooner cancelled or terminated pursuant to the provisions of this Lease or by law.

         (e) If Tenant shall validly exercise the Second Renewal Option in accordance with the provisions of this Section 31.3, then this Lease shall be extended for the Second Renewal Term upon all of the same terms, covenants and conditions contained in this Lease except that during the Second Renewal Term, the Annual Rent shall be as computed in accordance with Section 31.4, and from and after the Second Exercise Date, but subject to the provisions of Section 31.3(d) all references in this Lease to the "Expiration Date" shall be deemed to refer to the last date of the Second Renewal Term and all references in this Lease to the "Term" shall be deemed to include the Second Renewal Term.

31.4 ANNUAL RENT FOR RENEWAL.

         (a) The Annual Rent payable during the Renewal Terms shall be the Market Base Rental Rate (as hereinafter defined).

         (b) Whenever used in this Lease, the term "Market Base Rental Rate" shall mean annual net rental rate per square foot (exclusive of expense pass-through additions) of rentable space then being charged in similar commercial buildings similarly situated to the Building which are located in Nassau County, New York, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location, and/or floor level within the applicable building, the definition of rentable space, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions (such as abatement or lease assumptions), the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, `triple net' provisions as to the Warehouse Space, relative services provided, brokerage commissions, etc.) It is agreed that executed leases or executed letter of intent to lease comparable space located elsewhere in the Building from third parties (at arm's length) may be used by Landlord as an indication of Market Base Rental Rate.

         (c) Landlord's within ten (10) days of receipt of Tenant's First or Second Renewal Notice, as the case may be, shall deliver to Tenant a written notice of Landlord's determination of the Market Based Rental Rate ("LANDLORD'S OFFER"). Within thirty (30) days after receipt of Landlord's Offer, Landlord shall receive a notice from Tenant (the "MBRR Objection Notice"): (x) advising Landlord that Tenant disagrees with the Landlord's initial determination of Market Base Rental Rate, and (y) proposing a specific alternative Market Base Rental Rate, which shall have been determined in good faith by Tenant. If Landlord and Tenant are unable to agree upon the Market Base Rental Rate within thirty (30) days after Landlord shall have received the MBRR Objection Notice, then each of the parties shall, within fifteen (15) days thereafter, give notice to the other setting forth the name and address of a real estate broker

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having at least ten (10) years commercial leasing experience in the Garden City,
New York area appointed by such party to be its designee. Each of the two brokers shall, within thirty (30) days, determine the Market Base Rental Rate for the Renewal Term. If the lower of the two Market Base Rental Rate determinations is not less than ninety-five percent (95%) of the higher determination, then the Market Base Rental Rate shall be the average of the two determinations. If the lower of the two Market Base Rental Rate determinations is less than ninety-five percent (95%) of the higher determination, then the two brokers shall render separate written reports of their determinations and shall within fifteen (15) days thereafter appoint a third real estate broker having at least ten (10) years commercial leasing experience in the Garden City, New York area. Such third broker shall be furnished with the written reports of the first two brokers and any appropriate supporting documentation. The third broker shall then select within thirty (30) days the determination of one of the two initial brokers and shall notify Landlord and Tenant thereof. The decision of the third broker shall be binding upon the Landlord and Tenant. The expenses of the brokers shall be borne by the party appointing such broker. The expenses of the third broker shall be paid one-half (1/2) by Landlord and one-half (1/2) by Tenant.

         (d) If for any reason the Market Base Rental Rate shall not have been determined prior to the commencement of any Renewal Term, then, until the Market Base Rental Rate shall have been determined, the Annual Rent payable for and during any Renewal Term shall be as proposed by Landlord. Upon the final determination of Market Base Rental Rate, an appropriate adjustment to the Annual Rent shall be made to reflect such final determination, and Landlord or Tenant, as the case may be, shall refund or pay to the other any overpayment or deficiency, as the case may be in the payment of Annual Rent from the
commencement   of  the  subject   Renewal   Term  to  the  date  of  such  final
determination.

31.5 TIME OF THE ESSENCE. TIME SHALL BE OF THE ESSENCE with regard to Tenant's delivery of the Renewal Notice for each of the Renewal Terms. If Tenant shall fail to deliver to Landlord the First Renewal Notice or the Second Renewal Notice exactly as and when required under this Section, the Renewal Options shall terminate immediately and shall have no further force or effect. The parties acknowledge that they have fully negotiated the terms and provisions of this Section. Tenant acknowledges and agrees that Landlord has granted Tenant the Renewal Options in consideration for Tenant's agreement that the same shall be strictly construed and enforced and that in the event the Renewal Options shall terminate as provided above, Tenant shall not be entitled to any grace, notice or cure periods otherwise provided under this Lease. 31.6 TENANT IMPROVEMENT ALLOWANCE. For each Renewal Option exercised pursuant to this
Article 31, Landlord shall allow Tenant a $5.00 per rentable square foot tenant improvement allowance.

32. RIGHT OF FIRST OFFER.

32.1 RIGHT OF FIRST OFFER. After the initial leasing of any Option Space (as hereinafter defined), Landlord shall notify Tenant ("LANDLORD'S INITIAL NOTICE") of any space in the Project (the "OPTION SPACE") that becomes available during the Term. Landlord's Initial Notice shall include Landlord's estimate of the Rent and additional charges and other material economic terms for said Option Space. Within twenty (20) days of receipt of Landlord's Initial Notice, Tenant shall have the right to notify Landlord ("TENANT'S NOTICE") in the event Tenant desires to lease the Option Space, TIME BEING OF THE ESSENCE with respect to such twenty (20) day period. Tenant's failure to send Tenant's Notice within the twenty (20) day period shall be deemed to be an automatic expiration of Tenant's right of first offer hereunder as to the Option Space identified in Landlord's Initial Notice. If Tenant elects not to lease the Option Space, or fails to respond to Landlord within twenty (20) days of receipt of Landlord's Initial Notice, Landlord shall be free to lease the Option Space to any other party on any terms Landlord elects. Thereafter, if: (i) Landlord intends to offer the Option Space for lease to a third party for Rent, additional rent and other material economic terms that are less than eighty-seven and one half percent (87.5%) of the

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Option Rent Estimate ("NEW OPTION RENT  ESTIMATE"),  or (ii) the Option Space is
leased and subsequently becomes available again, then Landlord must re-offer the Option Space to Tenant for the New Option Rent Estimate in accordance with this Section, but the twenty (20) day period referred to above shall be reduced to five (5) days.

32.2 LEASE AGREEMENT. If Tenant elects to lease the Option Space from Landlord pursuant to the Option Rent Estimate or the New Option Rent Estimate, as the case may be, Tenant and Landlord shall promptly enter into a lease or lease amendment incorporating such terms with Landlord. Such terms shall include, among other things, that the term of such lease shall be coterminous with the term of this Lease.

32.3 NO DEFAULT. Landlord's obligation to offer the Option Space to Tenant shall be strictly conditioned upon there being no monetary or material non-monetary Event of Default on the part of Tenant under this Lease which at the time of Tenant's receipt of Landlord's Initial Notice, is continuing beyond the applicable period for notice and cure, either at the time of Landlord's receipt of Tenant's Notice or as of the commencement of the term of the lease of the Option Space. Notwithstanding anything to the contrary contained in this Lease, if, on any of the dates set forth in this Section 32.3, Tenant is in monetary or material non-monetary default under the terms of this Lease which continues unremedied after notice and the expiration of any applicable cure period, then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant's exercise of its right of first offer under this Section 32, in which case Tenant's exercise shall be of no force or effect, and Tenant's right of first offer hereunder as to the Option Space shall automatically expire.

33. ANTENNA SYSTEM.

33.1 ANTENNA SYSTEM. Tenant, at its sole cost and expense, shall, with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, be permitted to install a satellite dish or telecommunications antenna ("ANTENNA SYSTEM") up to a maximum of thirty-six (36) inches in height, at a location on the roof of the Building acceptable to Landlord, subject to the following conditions:

         (a) Tenant shall comply with all rules, regulations and policies of Landlord regarding the installation of antennae;

         (b) Tenant may not generate any income from the resale of service of radio communications or for broadcasting or providing telecommunication services to others;

         (c) Tenant shall prepare and submit drawings and specifications showing the proposed location of all components of the Antenna System and a detailed description of the equipment that Tenant proposes to install and the work that Tenant proposes to perform in connection with the installation of the Antenna System, which shall all be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Landlord shall, at no cost and expense to itself, execute such documents, consents and authorizations reasonably required in order to obtain necessary governmental approval for same;

         (d) Tenant shall be required to obtain all approvals and permits from the Department of Buildings of the Town of Hempstead and any other governmental or quasi-governmental authority having jurisdiction;

         (e) Tenant shall pay the actual reasonable expenses of Landlord and its
engineers,   architects  or  consultants  regarding  the  review  of  plans  and specifications and the supervision of the installation of the Antenna System;

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

         (f) Tenant shall keep and maintain the Antenna System in a safe condition and in good order and state of repair, comply with all required governmental approvals and applicable rules regulations and policies of Landlord applicable to the Antenna System and its use, operation and maintenance, and comply with all precautions and safeguards required by Landlord's insurance company with respect to the Antenna System;

         (g) At Landlord's request, and at Tenant's sole cost and expense, Tenant shall paint the portion of the Antenna System on the roof in a color selected by Landlord not less frequently than once every eighteen (18) months, install and maintain such lightning rods and/or air terminals on or about the portion of the Antenna System on the roof of the Building, as Landlord may require, comply with all requirements of the Federal Communications Commission or any successor thereto and any other federal, state or local governmental or quasi-governmental authorities exercising similar jurisdiction, and obtain and pay for promptly, as and when due, all applicable licenses and respective copyrights, trade secrets, proprietary or other tangible or intangible property rights of any kind whatsoever employed by Tenant in connection with the operation of the Antenna System;

         (h) Tenant shall use and operate the Antenna System in a manner that does not in any way constitute a health hazard or danger to property or interfere with any radio, television or other telecommunications transmissions or receptions of Landlord or of any of Landlord's other tenants, occupants or licensees;

         (i) At Landlord's sole cost and expense, Tenant shall, at any time and from time to time following Landlord's request, relocate the Antenna System or any portion thereof to a location designated by Landlord;

         (j) Prior to the expiration date or earlier termination of the Lease, Tenant shall, at Tenant's sole cost and expense, remove the Antenna System and repair any damage to the Building occasioned by reason of installation, operation, maintenance or removal of the Antenna System;

         (k) Tenant shall not install an Antenna System that is housed or enclosed;

         (l) Landlord reserves the right to charge Tenant for the cost of electric current furnished for use in connection with the Antenna System.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

         "TENANT"             LIFETIME BRANDS, INC.,
                              a Delaware corporation
                              duly authorized to do business in New York

                              By: /s/Ronald Shiftan
                                  ---------------------------------------
                                  Name: Ronald Shiftan
                                  ---------------------------------------
                                  Title: Vice Chairman, COO
                                  ---------------------------------------

         "LANDLORD"           AG METROPOLITAN ENDO, L.L.C.
                              a Delaware limited liability company

                              AG Asset Manager, Inc., a Delaware corporation, its manager

                              By: /s/ Adam Schwartz
                                  ----------------------------------------
                                   Name: Adam Schwartz
                                         ---------------------------------
                                   Title: Vice President
                                          --------------------------------


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